FOR IMMEDIATE RELEASE AMYRIS, INC. REPORTS THIRD QUARTER 2022 FINANCIAL RESULTS • Sixth consecutive quarter of record consumer revenue – Consumer revenue of $46.6 million increased 98% compared to Q3 2021 • Record core revenue of $71.1 million grew 49% compared to the prior year quarter • “Fit to Win” revenue, cost and cash actions deliver $10 million in Q3 • $180 million of new funding closed - strategic transaction on track to self-fund growth Emeryville, CA – November 8, 2022 – Amyris, Inc. (Nasdaq: AMRS), a leading synthetic biotechnology company accelerating the world’s transition to sustainable consumption through its Lab-to-MarketTM technology platform and clean beauty consumer brands, today announced financial results for the third quarter ended September 30, 2022. “Q3 2022 core revenue of $71.1 million grew 49% versus Q3 2021 driven by record consumer revenue of $46.6 million, a 98% year-over-year increase for the quarter and 107% consumer revenue growth year-to-date. Amyris outperformed key players in the beauty space according to the NielsenIQ 12 weeks trailing year-over- year growth rate of 7%,” commented John Melo, President and Chief Executive Officer. “Our ingredient business continued to sell out all production and entered the fourth quarter with an order backlog.” Industry-wide prestige and luxury consumers continued to show resilience in the face of a slowing global economy as did key beauty categories such as clean beauty where Amyris has leading consumer brands. Amyris entered the emerging menopausal category through its MenoLabsTM acquisition and recent launch of StripesTM. The company’s omnichannel strategy continues to deliver strong growth with direct-to-consumer ecommerce representing 45% of Q3 consumer revenue. Consumer products were in nearly 14,000 stores compared to 2,100 in the year ago quarter, and Amyris continued its international expansion, particularly into the U.K. and European markets. “We have built the leading Lab-to-MarketTM technology platform for synthetic biology and bio-manufacturing. After an extended period of rapid organic growth and acquisition activity, we are increasingly focused on brand integration, cash conversion efficiency, and cost optimization to achieve our profitability goals,” commented Mr. Melo. “To reach these goals, we completed previously announced fundraising of $80 million in Q3 and $100 million in Q4. Additionally, we are on track to complete a substantial strategic transaction by year end.” During the third quarter, Amyris embarked on companywide “Fit to Win” initiatives intended to reduce the use of cash and improve the company’s cost structure. These resulted in approximately $10 million in earnings improvement in Q3. The benefits of these initiatives are accelerating in the fourth quarter and are expected to have a favorable annualized impact of $150 million in 2023. “We have the scale, growth rate and business model that enables us to evolve our focus to operating profitability. Our current growth momentum has continued into the fourth quarter, and we are tracking toward our first quarter of more than $100 million in core revenue while controlling our costs and improving our use of cash,” concluded Melo.

Revenue

Core revenue comprises consumer and technology access revenue. Technology access includes ingredient product revenue, R&D collaboration, and technology licenses. Core revenue excludes strategic transactions and other. Totals may not foot due to rounding.

	Three Months Ended Sept 30,			Nine Months Ended Sept 30,		
(In millions)	2022	2021	YoY%	2022	2021	YoY%
Consumer	$ 46.6	$ 23.5	98%	124.1	59.8	107%
Technology Access	24.6	24.4	1%	70.0	63.4	10%
Core	71.1	47.9	49%	194.0	123.2	57%
Strategic Transactions & Other[1]	0.0	0.0	-	0.0	153.8	-100%
Reported Total	$ 71.1	$ 47.9	49%	194.0	277.0	-30%

[1]Strategic Transactions & Other includes $143.6 million Flavors & Fragrances transaction (Q1 2021); $0.2 million discontinued ingredients value share (Q1 2021); and $10.0 million RebM transaction (Q2 2021)

Q3 2022 Financial Highlights

- Core revenue of $71.1 million increased 49% compared to Q3 2021 revenue of $47.9 million. Q3 2022 core revenue included record consumer revenue of $46.6 million, an increase of $23.1 million or 98%.
- Consumer revenue growth was primarily due to the growth of Biossance®, JVN™, MenoLabs and Rose Inc.™, however, all brands within the Company's clean beauty consumer portfolio demonstrated an above market increase in revenue year-over-year. Direct-to-consumer sales, which comprised 45% of total consumer sales, grew 93% compared to Q3 2021. Retail sales through third party channels, which comprised 55% of total consumer sales, grew 97% compared to Q3 2021. Amyris brands were available in nearly 14,000 physical locations compared to 2,100 during the same quarter last year.
- Increased technology license revenue was offset by lower R&D collaboration revenue. Ingredients product revenue increased 2%, to $13.5 million, as the newly commissioned biomanufacturing plant in Barra Bonita began to ease pre-existing third-party capacity constraints.
- Non-GAAP gross margin of $28.5 million, or 40% of revenue, increased from $17.7 million, or 37% of revenue in Q3 2021. Q3 2022 gross margin reflects a year-over-year increase in consumer revenue and technology license revenue, partially offset by lower R&D collaboration and higher ingredients input costs.
- Non-GAAP cash operating expense of $137.8 million was sequentially flat and increased by $56.4 million compared to Q3 2021 due to an increase of $42.1 million in selling expense, $9.7 million in G&A expense, and $4.6 million in R&D expense. The increases were primarily driven by a combination of increased headcount (both organic and from acquisitions) and investments in existing and developing consumer brands.
- Adjusted EBITDA of -$131.7 million decreased $59.3 million, primarily due to higher operating expense and freight costs.
- GAAP net loss was influenced by $14.4 million of unfavorable non-cash mark-to-market adjustments related to changes in the fair value of debt and derivatives. GAAP net loss of $161.4 million, or a loss of $0.50 per diluted share, compared to a net loss of $32.9 million, or $0.27 per diluted share, in Q3 2021.
- Cash at the end of Q3 2022 was $24.6 million, compared to $106.5 million at the end of Q2 2022.

YTD Q3 2022 Financial Highlights

- Core revenue of $194.0 million increased 57% compared to $123.2 million in the first nine months of 2021. YTD 2022 core revenue included record consumer revenue of $124.1 million, an increase of 107% compared to 2021, and technology access revenue of $70.0 million, an increase of 10% compared to the same period in 2021. Total revenue of $194.0 million decreased 30% compared to the prior year period which included $153.8 million licensing revenue from strategic transactions.

• Non-GAAP core gross margin of $83.7 million, or 43% of revenue, excluding the $153.8 million from the 2021 strategic transactions, increased from $51.2 million or 42% of revenue. • Non-GAAP cash operating expense of $391.6 million increased by $193.6 million, compared to the first nine months of 2021 primarily due to an increase of $145.0 million in selling expense, $38.0 million in G&A expense, and $10.7 million in R&D expense. The increases were primarily driven by a combination of increased headcount (both organic and from acquisitions) and investments in existing and developing consumer brands such as paid media and fulfillment and shipping. • Adjusted EBITDA of -$364.2 million decreased $199.5 million, excluding $153.8 million from the 2021 strategic transactions, primarily due to higher ingredients COGS, and higher operating expense. • GAAP net loss was influenced by $46.9 million of favorable non-cash mark-to-market adjustments related to changes in the fair value of debt and derivatives. GAAP net loss was $378.7 million, or a loss of $1.24 per diluted share, compared to a loss of $308.0 million, or a loss of $1.07 per diluted share, through the first 9 months of 2021. Q4 and Full Year 2022 Updated Financial Outlook Consumer revenue is expected to continue growing at the current rate. Ingredients revenue is accelerating supported by increased Barra Bonita production output and shipments in the fourth quarter. As a result, Q4 2022 core revenue is expected to be more than $100 million. We are evolving to balancing profitability and use of cash with revenue growth. We expect to continue delivering the leading revenue growth among our peers in consumer health, beauty, and wellness end-markets along with continuing as the leader in biomanufacturing and clean, sustainable ingredients supply. Conference Call Amyris will host a conference call today at 4:30 pm ET (1:30 pm PT) to discuss its Q3 2022 financial results and provide a business and financial update. Live audio webcast/conference call: Webcast: please visit http://investors.amyris.com. U.S. Dial-In Number: (844) 850-0551. International Dial-In Number: (412) 902-4203. Please connect to the website or dial in to the conference call 15 minutes prior to the start of the call to avoid connection delays. If a participant will be listen-only, they are encouraged to listen via the webcast on Amyris' investor page. A replay of the webcast will be available on the Investor Relations section of Amyris’ website. FINANCIAL RESULTS AND NON-GAAP INFORMATION To supplement our financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures that we believe are helpful in understanding our financial results. These non-GAAP financial measures are among the factors management uses in planning and forecasting future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Amyris’ historical performance as well as comparisons to the operating results of other companies. Management believes these non-GAAP financial measures, when considered together with financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ abilities to meaningfully compare our results from period to period, identify operating trends in our business, and track and model our financial performance. In addition, our management believes that these non-GAAP financial measures allow for greater transparency into the indicators used by management to understand and evaluate our business and make operating decisions.

Non-GAAP financial information is not prepared under a comprehensive set of accounting rules, and therefore, should only be read in conjunction with financial information reported under GAAP in order to understand Amyris’ operating performance. A reconciliation of the non-GAAP financial measures presented in this release to the most directly comparable GAAP financial measure, is provided in the tables attached to this press release. Our Non-GAAP financial measures include the following: Non-GAAP Gross Margin (Gross Margin) is calculated as GAAP revenue less non-GAAP cost of products sold. Non-GAAP cost of products sold excludes other costs/provisions, inventory lower of cost or net realizable value adjustments, excess capacity, manufacturing capacity fee adjustments, stock-based compensation expense, depreciation and amortization Non-GAAP Cash Operating Expense is calculated as GAAP Operating Expense minus non-cash stock- based compensation, depreciation and amortization, non-recurring transaction and acquisition expense, contract credit loss reserve, and R&D performance agreement termination. EBITDA is calculated as GAAP net income (loss) less interest, expense, income tax expense, depreciation and amortization expense, and loss allocated to participating securities. Adjusted EBITDA is calculated as EBITDA less income attributable to noncontrolling interest, gain/loss from change in fair value of derivatives, gain/loss from changes in the fair value of debt, loss upon debt extinguishment, other income/expense, loss from investment in affiliate, inventory lower of cost or net realizable value adjustments, non-recurring transaction and acquisition expense, stock-based compensation expense, R&D performance agreement termination, manufacturing capacity fee adjustment and contract asset credit loss reserve. Adjusted net income (loss) is calculated as GAAP net income/loss excluding stock-based compensation expense, gain/loss from change in fair value of derivatives, gain/ loss from changes in the fair value of debt, losses upon debt extinguishment, income/loss attributable to noncontrolling interest, loss allocated to participating securities, inventory lower of cost or net realizable value adjustments, R&D performance agreement termination, manufacturing capacity fee adjustments, non-recurring transaction and acquisition expense, other income/expense, and gain/loss from investment in affiliate. Adjusted EPS is calculated by dividing adjusted net income (loss) by the weighted average shares, basic outstanding for the period. About Amyris Amyris (Nasdaq: AMRS) is a leading synthetic biotechnology company, transitioning the Clean Health & Beauty and Flavors & Fragrances markets to sustainable ingredients through fermentation and the company's proprietary Lab-to-MarketTM technology platform. This Amyris platform leverages state-of-the-art machine learning, robotics and artificial intelligence, enabling the company to rapidly bring new innovation to market at commercial scale. Amyris ingredients are included in over 20,000 products from the world's top brands, reaching more than 300 million consumers. Amyris also owns and operates a family of consumer brands that is constantly evolving to meet the growing demand for sustainable, effective and accessible products. For more information, please visit http://www.amyris.com. Amyris, the Amyris logo, Biossance, JVN, Lab-to-Market, MenoLabs, Rose Inc. and Stripes are trademarks or registered trademarks of Amyris, Inc. or its subsidiaries in the U.S. and/or other countries. Forward-Looking Statements This release contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events, such as Amyris’ financial outlook for the remainder of 2022 including Q4 core revenue; Amyris’ 2022 goals, including a potential strategic transaction to self-fund growth and the timing thereof, and initiatives to improve brand integration, cash conversion efficiency and cost optimization to achieve profitability goals; and Amyris’ expectations regarding the impact of “Fit to Win” initiatives on Q4 2022 and 2023 financial results. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including risks related to Amyris' liquidity and ability to fund operating and capital expenses, risks related to its financing activities, risks related to potential delays or failures in completing and integrating planned acquisitions, risks related to potential delays or failures in development, regulatory approval, launch, production and commercialization of products, risks related to global inflation and policy measures undertaken to address inflation, the COVID-19 pandemic and any other geopolitical events, including Russia’s invasion of Ukraine, resulting in global economic, financial and supply chain disruptions that may negatively impact Amyris’ business operations and financial results or cause market volatility, risks related to Amyris' reliance on third parties particularly in the supply chain, and other risks detailed from time to time in filings Amyris makes with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Amyris disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise. Investors: Amyris, Inc. Paul Vincent vincent@amyris.com +1 (510) 450-0761 Argot Partners Jason Finkelstein amyris@argotpartners.com +1 (212) 600-1902 Media: Amyris, Inc. Beth Bannerman bannerman@amyris.com +1 (510) 914-0022 ### Financial Tables Follow

Amyris, Inc. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands September 30, 2022 December 31, 2021 Assets Current assets: Cash and cash equivalents $ 18,489 $ 483,462 Restricted cash 93 199 Accounts receivable, net 40,410 37,074 Accounts receivable - related party, net 7,428 5,667 Contract assets 3,361 4,227 Contract assets - related party 25,371 - Inventories 129,332 75,070 Prepaid expenses and other current assets 47,998 33,513 Total current assets 272,482 639,212 Property, plant and equipment, net 169,827 72,835 Restricted cash, noncurrent 6,057 4,651 Recoverable taxes from Brazilian government entities 22,382 16,740 Right-of-use assets under financing leases, net 329 7,342 Right-of-use assets under operating leases, net 88,459 32,428 Goodwill 126,660 131,259 Intangible assets, net 54,662 39,265 Other assets 13,202 10,566 Total assets $ 754,060 $ 954,298 Liabilities, Mezzanine Equity and Stockholders' Deficit Current liabilit ies: Accounts payable $ 133,819 $ 79,666 Accrued and other current liabilit ies 84,541 71,457 Financing lease liabilit ies 12 140 Operating lease liabilit ies 1,589 7,689 Contract liabilit ies 953 2,530 Debt, current portion 1,720 896 Related party debt, current portion 86,628 107,427 Total current liabilit ies 309,262 269,805 Long-term debt, net of current portion 673,927 309,061 Related party debt, net of current portion 51,570 - Financing lease liabilit ies, net of current portion 51 61 Operating lease liabilit ies, net of current portion 75,898 19,829 Derivative liabilit ies 3,303 7,062 Acquisition-related contingent consideration 40,275 64,762 Other noncurrent liabilit ies 4,578 4,510 Total liabilit ies 1,158,864 675,090 Commitments and contingencies Mezzanine equity: Contingently redeemable common stock 5,000 5,000 Redeemable noncontrolling interest 30,882 28,520 Stockholders’ (deficit) equity: Common stock 32 31 Additional paid-in capital 2,384,348 2,656,838 Accumulated other comprehensive loss (81,582) (52,769) Accumulated deficit (2,730,381) (2,357,661) Total Amyris, Inc. stockholders’ (deficit) equity (427,583) 246,439 Noncontrolling interest (13,103) (751) Total stockholders' (deficit) equity (440,686) 245,688 Total liabilit ies, mezzanine equity and stockholders' (deficit) equity $ 754,060 $ 954,298

Amyris, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except shares and per share amounts)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Revenue:				
Renewable products	$ 58,563	$ 36,508	$ 156,418	$ 101,859
Licenses and royalties	10,113	6,006	25,880	160,806
Collaborations, grants and other	2,453	5,352	11,747	14,376
Total revenue	71,129	47,866	194,045	277,041
Cost and operating expenses:				
Cost of products sold[(1)]	65,818	40,252	170,743	93,332
Research and development[(1)]	28,780	23,824	81,249	69,580
Sales, general and administrative[(1)]	124,709	70,635	358,212	162,897
Impairment	-	-	-	-
Total cost and operating expenses	219,307	134,711	610,204	325,809
Loss from operations	(148,178)	(86,845)	(416,159)	(48,768)
Other income (expense):				
Interest expense	(6,289)	(4,321)	(16,856)	(14,857)
Gain (loss) from change in fair value of derivative instruments	(1,654)	4,778	3,759	(12,826)
Gain (loss) from change in fair value of debt	(12,689)	52,294	43,221	(204,359)
Gain (loss) upon extinguishment of debt	-	(680)	-	(27,058)
Other income (expense), net	1,688	690	(584)	40
Total other income (expense), net	(18,944)	52,761	29,540	(259,060)
Loss before income taxes and loss from investment in affiliate	(167,122)	(34,084)	(386,619)	(307,828)
Benefit from (provision for) income taxes	(152)	(58)	1,353	(170)
(Loss) gain from investment in affiliate	(748)	181	(6,509)	(567)
Net loss	(168,022)	(33,961)	(391,775)	(308,565)
Less: loss (income) attributable to noncontrolling interest	6,627	1,017	13,062	(249)
Net loss attributable to Amyris, Inc.	(161,395)	(32,944)	(378,713)	(308,814)
Less: (income) loss allocated to participating securities	-	-	-	787
Net loss attributable to Amyris, Inc. common stockholders	$ (161,395)	$ (32,944)	$ (378,713)	$ (308,027)
Weighted-average shares of common stock outstanding used in computing loss per share of common stock, basic	322,286,529	300,888,579	318,400,804	286,919,463
Loss per share attributable to common stockholders, basic	$ (0.50)	$ (0.11)	$ (1.19)	$ (1.07)
Weighted-average shares of common stock outstanding used in computing loss per share of common stock, diluted	322,286,529	317,568,913	335,126,922	286,919,463
Loss per share attributable to common stockholders, diluted	$ (0.50)	$ (0.27)	$ (1.24)	$ (1.07)
[(1)] Includes stock-based compensation expense as follows:				
Cost of products sold	$ 79	$ 79	$ 238	$ 216
Research and development	1,607	1,565	5,007	3,945
Sales, general and administrative	10,624	7,261	31,299	17,772
	$ 12,310	$ 8,905	$ 36,544	$ 21,933

Amyris, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(Unaudited)

(In thousands, except per share data)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Net loss attributable to Amyris, Inc. common stockholders - Basic (GAAP)	$ (161,395)	$ (32,944)	$ (378,713)	$ (308,027)
Non-GAAP adjustments:				
Loss allocated to participating securities	-	-	-	(787)
M&A transaction legal expense	94	2,216	2,153	5,522
Manufacturing capacity fee adjustment	340	-	2,956	1,482
Inventory lower-of-cost-or-net realizable value adjustment	(655)	50	(1,010)	(1,183)
R&D Performance Agreement termination	-	-	-	1,850
Hand sanitizer write-off	-	734	(94)	1,250
Stock-based compensation expense	12,310	8,905	36,544	21,933
(Gain) loss from change in fair value of derivative instruments	1,654	(4,778)	(3,759)	12,826
(Gain) loss from change in fair value of debt	12,689	(52,294)	(43,221)	204,359
Loss upon extinguishment of debt	-	680	-	27,058
Income (loss) attributable to noncontrolling interest	(6,627)	(1,017)	(13,062)	249
Other expense, net, and loss (gain) from investment in affiliate, net	(940)	(871)	7,093	527
Net loss attributable to Amyris, Inc. common stockholders (non-GAAP)	$ (142,530)	$ (79,319)	$ (391,113)	$ (32,941)
Weighted-average shares outstanding				
Weighted-average shares of common stock outstanding used in computing loss per share attributable to Amyris, Inc. common stockholders, basic (GAAP and non-GAAP)	322,286,529	300,888,579	318,400,804	286,919,463
Loss per share attributable to Amyris, Inc. common stockholders - Basic (GAAP)	$ (0.50)	$ (0.11)	$ (1.19)	$ (1.07)
Non-GAAP adjustments:				
Loss allocated to participating securities	-	-	-	(0.00)
M&A transaction legal expense	0.00	0.01	0.01	0.02
Manufacturing capacity fee adjustment	0.00	-	0.01	0.01
Inventory lower-of-cost-or-net realizable value adjustment	(0.00)	0.00	(0.00)	(0.00)
R&D Performance Agreement termination	-	-	-	0.01
Hand sanitizer write-off	-	0.00	(0.00)	0.00
Stock-based compensation expense	0.04	0.03	0.11	0.08
(Gain) loss from change in fair value of derivative instruments	0.01	(0.02)	(0.01)	0.04
(Gain) loss from change in fair value of debt	0.04	(0.17)	(0.14)	0.71
Loss upon extinguishment of debt	-	0.00	-	0.09
Income (loss) attributable to noncontrolling interest	(0.02)	(0.00)	(0.04)	0.00
Other expense, net, and loss (gain) from investment in affiliate, net	(0.00)	(0.00)	0.02	0.00
Loss per share attributable to Amyris, Inc. common stockholders (non-GAAP) [(1)]	$ (0.44)	$ (0.26)	$ (1.23)	$ (0.11)

[(1)] Amounts may not sum due to rounding.

	-	-	-	-

ADJUSTED EBITDA	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
GAAP net loss attributable to Amyris, Inc. common stockholders - Basic	$ (161,395)	$ (32,944)	$ (378,713)	$ (308,027)
Interest expense	6,289	4,321	16,856	14,857
Income taxes	152	58	(1,353)	170
Depreciation and amortization	4,376	2,571	11,437	7,007
Loss allocated to participating securities	-	-	-	(787)
EBITDA	(150,578)	(25,994)	(351,773)	(286,780)
Manufacturing capacity fee adjustment	340	-	2,956	1,482
Inventory lower-of-cost-or-net realizable value adjustment	(655)	50	(1,010)	(1,183)
Hand sanitizer write-off	-	734	(94)	1,250
R&D Performance Agreement termination	-	-	-	1,850
M&A transaction legal expense	94	2,216	2,153	5,522
Stock-based compensation expense	12,310	8,905	36,544	21,933
(Gain) loss from change in fair value of derivative instruments and debt, (gain) loss upon extinguishment of debt, other (income) expense, and (gain) loss from investment in affiliate	13,403	(57,263)	(39,887)	244,770
(Loss) income attributable to noncontrolling interest	(6,627)	(1,017)	(13,062)	249
Adjusted EBITDA	$ (131,713)	$ (72,369)	$ (364,173)	$ (10,907)

Amyris, Inc. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (Unaudited) Three Months Ended September 30, Nine Months Ended September 30, (In thousands) 2022 2021 2022 2021 Revenue (GAAP and non-GAAP) Renewable products 58,563$ 36,508$ 156,418$ 101,859$ Licenses and royalties 10,113 6,006 25,880 160,806 Collaborations, grants and other 2,453 5,352 11,747 14,376 Revenue (GAAP and non-GAAP) 71,129$ 47,866$ 194,045$ 277,041$ Cost of products sold (GAAP) 65,818$ 40,252$ 170,743$ 93,332$ Other costs and provisions (21,738) (7,956) (54,199) (16,121) Manufacturing capacity fee adjustment (340) - (2,956) (1,482) Hand sanitizer write-off - (734) 94 (1,250) Excess capacity (696) (762) (2,107) (1,799) Inventory lower-of-cost-or-net realizable value adjustment 655 (50) 1,010 1,183 Stock-based compensation expense (79) (79) (238) (216) Depreciation and amortization (1,014) (554) (2,030) (1,618) Cost of products sold (non-GAAP) 42,606$ 30,117$ 110,317$ 72,029$ Adjusted gross margin (non-GAAP) 28,523$ 17,749$ 83,728$ 205,012$ Gross margin % 40% 37% 43% 74% Research and development expense (GAAP) 28,780$ 23,824$ 81,249$ 69,580$ Stock-based compensation expense (1,607) (1,565) (5,007) (3,945) Depreciation and amortization (1,663) (1,366) (4,756) (4,037) R&D performance agreement termination - - - (1,850) Research and development expense (non-GAAP) 25,510$ 20,893$ 71,486$ 59,748$ Sales, general and administrative expense (GAAP) 124,709$ 70,635$ 358,212$ 162,897$ Stock-based compensation expense (10,624) (7,261) (31,299) (17,772) Depreciation and amortization (1,699) (651) (4,651) (1,352) M&A transaction legal expense (94) (2,216) (2,153) (5,522) Sales, general and administrative expense (non-GAAP) 112,292$ 60,507$ 320,109$ 138,251$ Cash operating expense 137,802$ 81,400$ 391,595$ 197,999$